UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 3, 2025

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11495 Valley View Road,	Eden Prairie,	Minnesota	55344
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code	(952)	656-1029

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Uplisting (as defined below), on March 4, 2025, the Board of Directors (the “Board”) of Sanuwave Health, Inc. (the “Company”) approved Amended and Restated Bylaws of the Company (the “A&R Bylaws”), which amend and restate the Company’s existing bylaws (the “Existing Bylaws”) in their entirety. The A&R Bylaws amend the Existing Bylaws to, among other matters:

•adjust the notice window for stockholders to propose business or nominate directors to be considered at annual meetings to not less than 90 and not more than 120 days before the anniversary of the prior year’s meeting;
•provide that, unless otherwise required by law, if a stockholder provides notice under Rule 14a-19 and subsequently: (i) notifies the Company that such stockholder no longer intends to solicit proxies in support of director nominees other than the Company’s director nominees in accordance with Rule 14a-19; (ii) fails to comply with the requirements of Rule 14a-19; or (iii) fails to provide reasonable evidence sufficient to satisfy the Company that the requirements of Rule 14a-19 have been met, then the stockholder’s nominations shall be deemed null and void and the Company shall disregard any proxies or votes solicited for any nominee proposed by such stockholder;
•prohibit stockholders from requesting or calling a special meeting;
•require any stockholders soliciting proxies from other stockholders to use a form of proxy color other than white, which shall be reserved for the exclusive use by the board of directors;
•eliminate the requirement to make a stockholder list available for examination at meetings of stockholders;
•eliminate the requirement that the Chief Executive Officer serve as an ex officio member of each committee appointed by the board of directors;
•increase the maximum authorized number of directors from nine to 10;
•provide that the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for adjudication of disputes; and
•make certain other administrative, modernizing, clarifying, and conforming changes.

Item 5.05              Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Uplisting, on March 4, 2025, the Board approved a new Code of Business Conduct and Ethics. A copy of the Company's Code of Business Conduct and Ethics is available on the Company's website at www.sanuwave.com/investors/governance.

Item 7.01              Regulation FD Disclosure.

On March 4, 2025, the Company issued a press release announcing the listing of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the Nasdaq Global Market (“Nasdaq”) effective at the opening of trading on March 7, 2025 (the “Uplisting”). The press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01              Other Events.

On March 3, 2025, the Company received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC approving the Uplisting. The Company expects its Common Stock will begin trading on Nasdaq on March 7, 2025 under the ticker symbol “SNWV.”

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the expected timing of the Uplisting, future financial results, production expectations, and plans for future business development activities. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with regulatory oversight, the Company’s ability to manage its capital resources, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.
Item 9.01              Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws, effective as of March 4, 2025.
99.1	Press Release dated March 4, 2025
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: March 7, 2025	By:	/s/ Morgan C. Frank
	Name:	Morgan C. Frank
	Title:	Chief Executive Officer